EXHIBIT 23.2

     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3/A) and related prospectus of Broadcast International, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 18, 2005 with respect to the consolidated financial statements of Broadcast International, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                      /s/ Tanner LC
                                      Tanner LC
Salt Lake City, Utah
August 29, 2005